                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                         THE TORO COMPANY
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     J. LAWRENCE MC INTYRE
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

          [LOGO]         THE TORO COMPANY
- - ----------               -------------------------------------------------------
                         8111 Lyndale Avenue South, Bloomington, Minnesota
                         55420-1196
                         612/888-8801 - Telex 290928 - FAX NBR 887-8258

          KENDRICK B. MELROSE
          Chairman and CEO

          November 1, 1994

          Dear Stockholder:

          You are cordially invited to join us for the Toro Annual Meeting of Stockholders, to be held at 3:00 p.m. C.S.T. on Thursday, December 15, 1994, at the corporate offices of The Toro Company, 8111 Lyndale Avenue South, Bloomington, Minnesota. Details about the meeting, nominees for the Board of Directors and other matters to be acted upon are presented in the Notice of Annual Meeting and Proxy Statement which follow.

          In addition to Annual Meeting formalities, we plan to report to stockholders generally on the Company, and will be pleased to answer stockholders' questions relating to the Company.

          As a stockholder of Toro, you have a vested interest in the future of the Company and we therefore hope you plan to attend the Annual Meeting. However, if you will not be able to join us, we urge you to exercise your right as a stockholder and to vote by proxy. For this purpose, please promptly sign, date and return the enclosed proxy card.

          On behalf of your Toro Board of Directors and management, it
          is   my  pleasure  to  express  our  appreciation  for  your
          continued support during 1994.

          Sincerely,

                 [SIGNATURE]

          Kendrick B. Melrose

        IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE THE COMPANY THE
                      EXPENSE OF ADDITIONAL SOLICITATION.

                                     [LOGO]

                            NOTICE OF ANNUAL MEETING

Notice is hereby given that the Annual Meeting of Stockholders of The Toro Company will be held on Thursday, December 15, 1994, at 3:00 p.m. C.S.T. at the corporate offices of The Toro Company, 8111 Lyndale Avenue South, Bloomington, Minnesota, for the purpose of considering and acting upon the following matters as described in the accompanying Proxy Statement:

1.  To elect two directors, each to serve for a term of three years;

2.  To approve a Chief Executive Officer Succession Incentive Plan;

3. To approve the selection of auditors for the Company for Fiscal 1995 (the fiscal year ending July 31, 1995; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available at the corporate offices of The Toro Company, 8111 Lyndale Avenue South, Bloomington, Minnesota, commencing December 1, 1994, during ordinary business hours, for examination by any stockholder registered on the Company's Stock Ledger as of the record date, for any purpose germane to the Annual Meeting. An additional list for the same purpose will be available at the Annual Meeting.

Only stockholders of record on October 17, 1994, will be entitled to vote at the meeting. Since a majority of the outstanding shares of the Company's Common Stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

November 1, 1994

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                                  [SIGNATURE]

                                             J. LAWRENCE MCINTYRE
                                 Vice President, Secretary and General Counsel

                                THE TORO COMPANY
                           8111 Lyndale Avenue South
                       Bloomington, Minnesota 55420-1196

                                PROXY STATEMENT

      The enclosed proxy is solicited by the Board of Directors of The Toro Company (the "Company" or "Toro") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held in the corporate offices of the Company, 8111 Lyndale Avenue South, Bloomington, Minnesota, on Thursday, December 15, 1994, at 3:00 p.m. C.S.T. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by filing with an officer of the Company a revoking instrument or duly executed proxy bearing a later date. This Notice, Proxy Statement and enclosed form of proxy are first being mailed to stockholders of the Company on or about November 1, 1994.

                                 ANNUAL REPORT

      The Annual Report of the Company for Fiscal 1994 (the fiscal year ended July 31, 1994), including financial statements, is enclosed.

                        COST AND METHOD OF SOLICITATION

      The cost of soliciting proxies will be borne by the Company. Arrangements may be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to the beneficial owners of the Common Stock, par value $1.00 (the "Common Stock"), and the Company will reimburse them for their reasonable out-of-pocket expenses. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no compensation for their services other than regular salaries, may solicit proxies by telephone, electronic transmission and personally.

                                 VOTING RIGHTS

      Holders of record of the Common Stock at the close of business on October 17, 1994 will be entitled to vote at the Annual Meeting and any adjournment thereof. On that date, the Company had outstanding and entitled to vote 12,627,782 shares of Common Stock. Each of such shares is entitled to one vote on each matter presented at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock constitutes a quorum for the transaction of business. As of the record date, there were 9,575 shares held by the Company in its treasury which will not be counted to determine a quorum, and will not be voted. Abstentions and "broker non-votes" will be counted in determining whether a quorum is present. "Broker non-votes" will not be counted, but abstentions will be counted, in determining the total number of votes cast on a proposal. Abstentions will thus be the equivalent of negative votes.

      If a stockholder of record is also a participant in the Company's Dividend Reinvestment Plan, the enclosed proxy card will present the number of shares held of record by the participant, including the shares held for the account of the participant in that plan. If a stockholder of record is also a participant in a Company employee benefit plan allowing for participant-directed voting of Common Stock held in such plan, the enclosed proxy card will contain separate entries for the number of shares held by the participant in each such plan, as well as shares held of record. If a participant in such plans does not otherwise hold Common Stock of record, the participant will receive a proxy card containing entries for the number of shares held in each plan. The trustee for each plan will cause votes to be cast confidentially in accordance with the participant's instructions. In accordance with the terms of the respective plans, plan shares not voted by participants will be voted by the trustee in the same proportion as the votes cast by participants.

      Business at the Annual Meeting will be conducted in accordance with the procedures determined by the presiding officer and will be limited to matters properly brought before the Annual Meeting by or at the direction of the Board of Directors or, in the case of nominations of candidates for the Board by a stockholder, pursuant to the procedures prescribed by the Company's Bylaws.

      No matter will be considered at the Annual Meeting except upon a motion duly made and seconded. Any motion or second of a motion may be made only by a natural person present at the Annual Meeting who either is a Company stockholder or is acting on behalf of a Company stockholder. If the person is acting on behalf of a stockholder, a written statement must be presented, executed by the stockholder or the duly authorized representative of the stockholder on whose behalf the person purports to act.

                           PROCEDURE FOR NOMINATIONS

      Stockholders who propose to nominate a candidate for election to the Board of Directors at an annual meeting must give timely written notice to the Secretary of the Company, in accordance with the Company's Bylaws. In order to be timely, the notice must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's regular meeting; provided, however, that in the event that the date of the regular meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such regular meeting and not later than the close of business on the later of the 60th day prior to such regular meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice shall set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected). In addition, the notice must contain the name and address of the nominating stockholder(s) as they appear on the Company's books, and the class and number of shares of the Common Stock beneficially owned.

                       PRINCIPAL HOLDERS OF COMPANY STOCK

      The following table sets forth information as of October 17, 1994 regarding the beneficial ownership of the Common Stock of the Company by each of the directors and nominees, each of the named executive officers, holders of more than 5% of the Common Stock and by all directors and executive officers as a group.

                                              AMOUNT AND NATURE
                         NAME OF                OF BENEFICIAL          PERCENT
TITLE OF CLASS     BENEFICIAL OWNER (1)           OWNERSHIP           OF CLASS
- - --------------  --------------------------  ----------------------  -------------
Common Stock    David L. Babson & Co.,             666,660(2)                5.3
                Inc.
                One Memorial Drive
                Cambridge, MA 02142
                Janet K. Cooper                        207                *
                William W. George                    4,668                *
                Gerald T. Knight                    30,195        (3)      *
                J. David McIntosh                   58,595        (3)      *
                Kendrick B. Melrose                367,165        (3)          2.9
                Alex A. Meyer                        2,472               *
                David H. Morris                     56,403        (3)      *
                Robert H. Nassau                     1,355               *
                Dale R. Olseth                       5,639               *
                John G. Szafranski                  30,379        (3)      *
                Dale W. Turnbull                     5,316               *
                Edwin H. Wingate                     1,821               *
Common Stock    All directors & executive          684,165        (3)          5.4
                officers as a group
                (20 persons)

- - ------------------------
*  Less than 1% of the outstanding shares of Common Stock.
(1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the power to vote or to direct the voting of such shares or (ii) the power to dispose or direct the disposition of such shares. In addition, beneficial ownership includes shares which such person has the right to acquire within 60 days.
(2) David L. Babson & Company, Inc. (Babson) is a registered investment advisor and has filed a Form 13G reflecting indirect beneficial ownership of all of these shares. Babson has the sole power to dispose of the entire holdings, sole voting power with respect to 466,700 shares and shared voting power with respect to 199,900 shares. This information is as of January 24, 1994, the date of the first and most recent report on Form 13G received by the Company. Babson may have acquired or disposed of shares since that date.
(3) Includes shares that may be acquired by executive officers upon exercise of stock options within 60 days and shares allocated under employee stock plans. Also includes shares reported as being held of record by First Trust, but which are allocated to executive officers under employee benefit plans.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

      Pursuant to Article VI, Section 1 of the Certificate of Incorporation of the Company, the number of directors is to consist of not less than eight nor more than eleven directors. During this past fiscal year, the Board of Directors elected Janet K. Cooper to fill the vacancy created by N. Bud Grossman, who retired December 1991. With the retirement of Dale W. Turnbull as of the Annual Meeting, the Board has currently fixed the number of directors at eight. The maximum and minimum number of directors can be changed only by amendment of the Certificate of Incorporation approved by the affirmative vote of holders of 80% of the outstanding Common Stock of the Company. The Board is divided into three classes, with each class elected in a different year for a term of three years, except that shorter terms may be used from time to time in order to effect an appropriate balance among the members of the classes. The class standing for election to a three year term this year is comprised of Messrs. William W. George and Robert H. Nassau. The two nominees have consented to serve if elected.

      The following information with respect to business experience of  nominees for election to the Board and the continuing directors has been furnished by the respective directors or obtained from the records of the Company.
- - --------------------------------------------------------------------------------

                  NOMINEES FOR ELECTION TO BOARD OF DIRECTORS
                               (TERM ENDING 1997)
- - --------------------------------------------------------------------------------

              [PHOTO]                 WILLIAM W. GEORGE, age 52.
                                      President  and  Chief  Executive Officer  since  May 1991,
                                      Medtronic,  Inc.,   Minneapolis,  Minnesota   (therapeutic
                                      medical  devices  manufacturing  and  marketing).  He also served as President and Chief Operating Officer from March
                                      1989 to May 1991. First elected to the Toro Board in 1989, he is  also  a  member  of the  Audit  Committee  and  the
                                      Nominating Committee.
                                      Prior  to  March of  1989 he  served in  various executive positions with Honeywell, Inc., including President, Space and Aviation  Systems  and President  and  Executive  Vice
                                      President,  Industrial Automation and  Control. Mr. George
                                      is a director of The Valspar Corporation, Medtronic,  Inc.
                                      and Dayton Hudson Corporation, Minneapolis, Minnesota.

- - --------------------------------------------------------------------------------

              [PHOTO]                 ROBERT H. NASSAU, age 52.
                                      Senior  Vice  President  since  September  1994,  Ply  Gem
                                      Industries, Inc., New York, New York and has served  since
                                      July  1991 and continues  to serve as  President and Chief
                                      Executive Officer,  Allied Plywood  Corporation,  Concord,
                                      Massachusetts,    its   wholly-owned    subsidiary   (wood
                                      distribution). He served as President and Chief  Executive
                                      Officer  of Amdura Corporation, Denver, Colorado (hardware and equipment) from September 1982 to September 1989,  and from  1989  to  1991,  he was  a  private  investor. First elected to the Toro Board in 1988, he is also a member  of the Compensation Committee and the Nominating Committee.

- - --------------------------------------------------------------------------------

               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE
                               (TERM ENDING 1995)
- - --------------------------------------------------------------------------------

              [PHOTO]                 ALEX A. MEYER, age 63.
                                      Retired.  From January 1986 through  April 1992 was Senior
                                      Vice President of Amana Refrigeration, Inc., a  subsidiary of  Raytheon,  Inc.,  Amana,  Iowa  (manufacturing). First elected to the Toro Board in 1986, he is also a member  of
                                      the   Audit  Committee  and  the  Compensation  Committee.
                                      Mr. Meyer is a director of Cedar Income Fund, Ltd.,  Cedar
                                      Rapids, Iowa.

- - --------------------------------------------------------------------------------

              [PHOTO]                 DAVID H. MORRIS, age 53.
                                      President and Chief Operating Officer of the Company since
                                      December 1988. Employed by The Toro Company since February
                                      1979.  First  elected to  the Toro  Board of  Directors in
                                      1990, he  is also  a member  of the  Executive  Committee.
                                      He  has served in various  executive capacities during his employment with  Toro. He  was named  President and  Chief
                                      Operating  Officer  in  December  1988,  served  as  Chief
                                      Operating Officer from August  1988 through December  1988 and  served as Vice  President and General  Manager of the
                                      Company's Irrigation Division  from February 1985  through
                                      July 1988.
                                      Mr.   Morris   is  a   director  of   Inter-City  Products
                                      Corporation, Toronto, Canada.

- - --------------------------------------------------------------------------------

              [PHOTO]                 DALE R. OLSETH, age 64.
                                      President and Chief Executive Officer since November 1986,
                                      BSI (formerly  Bio-Metric  Systems, Inc.),  Eden  Prairie,
                                      Minnesota (biotechnology). First elected to the Toro Board of  Directors in  1980, he is  also a member  of the Audit
                                      Committee, the  Nominating  Committee  and  the  Executive
                                      Committee.
                                      Mr. Olseth is a director of Graco, Inc.

- - --------------------------------------------------------------------------------

               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE
                               (TERM ENDING 1996)
- - --------------------------------------------------------------------------------

              [PHOTO]                 JANET K. COOPER, age 41.
                                      Vice  President and Treasurer since  July 1992, The Quaker
                                      Oats
                                      Company,  Chicago,   Illinois   (foods,  pet   foods   and
                                      beverages).  She previously served  as Assistant Treasurer from March  1990 to  July  1992, as  Director-Planning  of
                                      North American Foods from September 1989 to March 1990 and as  Director-Planning  of Grocery  Specialties  and Market
                                      Development for The Quaker Oats Company. First elected  to the  Toro  Board in  1993,  she is  also  a member  of the
                                      Nominating Committee.
                                      Ms. Cooper is a director of Midwest Region Advisory  Board of Arkwright Insurance Company.

- - --------------------------------------------------------------------------------

              [PHOTO]                 KENDRICK B. MELROSE, age 54.
                                      Chairman  of Toro since December  1987 and Chief Executive
                                      Officer of Toro since December 1983. Employed by The  Toro
                                      Company  since 1970. Mr.  Melrose is also  Chairman of the
                                      Executive  Committee  and  an  ex-officio  member  of  the
                                      Nominating  Committee. First elected to  the Toro Board in
                                      February 1981.
                                      He has served in  various executive capacities during  his employment  with  the Company.  He  was named  Chairman in
                                      December 1987,  served  as President  from  February  1981 through December 1988 and has been Chief Executive Officer since  December  1983. Mr.  Melrose is  a director  of The
                                      Valspar   Corporation   and   Donaldson   Company,   Inc.,
                                      Minneapolis, Minnesota.

- - --------------------------------------------------------------------------------

              [PHOTO]                 EDWIN H. WINGATE, age 62.
                                      Senior  Vice President-Personnel  since June  1980, Dayton
                                      Hudson Corporation,  Minneapolis,  Minnesota  (retailing).
                                      First  elected  to  the Toro  Board  in 1989,  he  is also
                                      Chairman of the Compensation Committee and a member of the
                                      Executive Committee.

      COMMITTEES OF THE BOARD. The Board of Directors is responsible for the overall affairs of the Company. There were six Board meetings during the fiscal year. Each incumbent director attended at least 75% of the aggregate total number of meetings of the Board and of all committees on which he or she served, held during the year. To assist in carrying out its duties, the Board has delegated certain authority to four standing committees: Executive, Audit, Compensation and Nominating.

      The Executive Committee's primary function is to exercise all of the powers and authority of the Board, including the power to declare dividends on the Company's Common Stock, during intervals between meetings of the Board. No meetings of the committee were held during Fiscal 1994.

      The Audit Committee, which is comprised of directors approved by the Board from among those members who are not employees of the Company ("outside directors"), assists the Board of Directors in fulfilling the Board's responsibility to oversee the Company's accounting controls and policies, and financial reporting practices. Principal functions of the Audit Committee include: making recommendations regarding the selection, retention and termination of the Company's independent auditors; review of the professional services, proposed fees and independence of such auditors; review with the independent auditors on matters such as the scope of the audit and authorization for special reviews or audits; review of internal auditing procedures and the adequacy of internal controls; and review of policies and practices regarding conflict of interest and compliance with applicable laws. Two meetings of the committee were held during Fiscal 1994.

      The functions of the Compensation Committee, which is comprised only of outside directors, include: study and analysis of and recommendations to the Board concerning specific and general matters of management compensation; periodic review of management compensation policies and practices; recommendations to the Board regarding incentive compensation awards and officer salary adjustments; and administrative oversight of stock option plans and other incentive and compensation plans. Two meetings of the committee were held during Fiscal 1994.

      The functions of the Nominating Committee, which is comprised of outside directors (except that the Chief Executive Officer serves as an ex officio non-voting member), include: determining an appropriate size and composition of the Board of Directors; considering qualifications of prospective Board member candidates, including stockholder recommendations; conducting research to identify and recommend nomination of suitable candidates who are willing to serve as members of the Board of Directors; reviewing the experience, background, interests, ability and availability of prospective nominees to meet time commitments of the Board and committee responsibilities; consideration of nominees recommended by stockholders who comply with the procedures set forth in the Company's Bylaws, as described on page 2; and determining whether any prospective member of the Board has any economic or familial relationship with the Company which may impair the member's suitability for such service. The committee also has responsibility to monitor current members of the Board in light of the same guidelines used to select candidates, and to direct the activities of the Board and management in matters of corporate governance. No meetings of the committee were held during Fiscal 1994.

      BOARD COMPENSATION. During Fiscal 1994, each outside director was paid a retainer of $10,500 per year plus a fee of $500 for each meeting of the Board or committees attended, except that no more than one committee meeting fee was paid for committee meetings held in a single day. Effective August 1, 1994, the retainer was increased to $12,000 and the meeting fee of $500 to $1,000 with the same one committee meeting fee per day. In addition, pursuant to the 1992 Directors Stock Plan, each outside director is granted shares of the Common Stock having a value of $5,000 (valued at the average of the closing prices of the Common Stock from May 1 through July 31) each year on August 1. The Company also supplies directors with certain Company products for their personal use.

      An outside director may elect to receive the annual retainer fee and meeting fees in cash or shares of Common Stock of the Company, or a combination of both. Shares issued pursuant to this alternative may be authorized but unissued Common Stock of the Company or shares of Common Stock held in the Company's treasury.

      An outside director may elect to defer receipt of any portion of or all Board compensation until a future date or until occurrence of specified events, including disability or death, resignation, retirement or other termination from the Board. Distribution of deferred amounts may be accelerated at the discretion of the Board of Directors. Amounts deferred are not subject to federal and state income tax until received by the participant, are commingled with the Company's general operating funds and earn interest at the average prime rate charged by First Bank National Association, Minneapolis, Minnesota. Although deferred funds remain a part of the general assets of the Company, upon occurrence of a threat of or change of control of the Company (as defined in the plan), or upon election by a qualified participant to direct investment of the participant's account, the Company will transfer to a trust an amount in cash equal to the total amount of all accrued compensation and interest for all participants or for the electing participant, as the case may be. Amounts deferred will be paid to the director at retirement or such other time as may be permitted by the plan.

      Under a director retirement plan, an outside director who has completed five years of service and ceases to be a member of the Board of Directors for any reason is entitled to receive, for a period of years equal to the number of full years the director served on the Board but not more than ten years, an annual payment equal to the amount paid as an annual retainer to outside directors at the date of termination. In the event of the death of a director who qualifies for the plan, the retirement benefit will be paid to the director's beneficiary, in quarterly or annual installments or a lump sum (discounted to then present value), as previously elected by the director.

      Each director is also a party to an indemnification agreement which assures the director of indemnification and advancement of expenses to the fullest extent permitted by Delaware law and the Company's Certificate of Incorporation (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation, any change in the composition of the Board of Directors or the occurrence of any acquisition of the Company) and of continued coverage under the Company's directors and officers liability insurance, to the extent it is maintained.

      VOTE REQUIRED. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED FOR THE ADOPTION OF ITEM 1. ALL PROXIES WILL BE VOTED FOR ITEM 1 UNLESS A CONTRARY CHOICE IS INDICATED.

                         COMPENSATION COMMITTEE REPORT

      The Compensation Committee is responsible for establishing compensation policy and administering the compensation plan for executive officers of the Company. The Company's compensation policies are intended to align total compensation for its executive officers and employees with the financial performance of the Company, as compared with the financial results and compensation practices of companies with revenues in the $500 million to $1 billion range.

      The Company's compensation program for executive officers as well as other key management is composed of cash compensation and equity-based compensation. Cash compensation consists of base salary, an annual incentive bonus and long-term incentive compensation under the Continuous Performance Award Plan. Equity-based compensation in the form of stock option grants under the 1985 Incentive Stock Option Plan, the 1989 Stock Option Plan and the 1993 Stock Option Plan constitutes an additional component of long-term incentive compensation. While the policies of the Company are designed to compensate executive officers for personal performance, a substantial portion of annual compensation of each executive officer, especially that of the Chief Executive Officer, is contingent upon the financial performance of the Company.

      Each of the named executive officers, including the Chief Executive Officer, is a party to an employment agreement providing for employment until July 31, 1996 at his compensation rate at the commencement of the agreement or as determined by the Compensation Committee from time to time, subject to such reduction as may be imposed on all management employees in order to meet economic conditions. For additional information on these agreements, see Summary Compensation Table -- Employment Agreements below.

BASE SALARY

      Base salaries for executive officers, including the Chief Executive Officer, are reviewed annually. Based on independent evaluation by professional compensation consulting firms, a base salary range for each executive position is established, reflecting average base salaries for similar positions in businesses with revenues comparable to that of the Company. A base salary for each executive is set within that market range by considering the experience and individual performance of the executive. For Fiscal 1994, base salaries for executive officers were near the mid-point of the market range.

      In Fiscal 1992, the Committee and Mr. Melrose agreed to increase the "at risk" portion of Mr. Melrose's total compensation by reducing his base salary in a total amount of $500,000 (at a rate of $100,000 per year for each of the five years through Fiscal 1997) and by granting a salary replacement option to purchase 300,000 shares of the Company's Common Stock. The ten year option becomes exercisable with respect to one-third of the shares at the end of each of Fiscal 1994, 1995 and 1996, subject to acceleration under certain circumstances. The purpose of this option is to encourage Mr. Melrose to focus his attention on increasing stockholder value. Mr. Melrose's salary with respect to Fiscal 1994, for the purpose of calculating incentive compensation, was set at $455,304, based on the same method used in establishing other executive officers' base salaries. After the $100,000 reduction, Mr. Melrose's base salary was $355,304.

      The Committee conducts a performance evaluation of Mr. Melrose on an annual basis. The other named executive officers receive evaluations by Mr. Melrose, which are used by the Committee in establishing base salaries.

INCENTIVE COMPENSATION

      An executive of the Company will earn total compensation that is market competitive only if incentive payments are earned. In order for an executive to earn incentive compensation sufficient to bring total compensation to average market levels, Company financial performance targets must be achieved, and the targets achieved must be above the 50th percentile when compared with financial results of the Company's peer group.

      The incentive components of compensation are intended to encourage achievement of both short-term and long-term objectives. Short-term performance is evaluated in relation to the Company's earnings per share ("EPS") and return on beginning stockholders equity ("ROBE") compared to its peer group and, in certain cases, on division performance. Performance is thus evaluated both against management's plan for earnings and against financial performance of the Company's competitors, measured by ROBE. Long-term performance is evaluated by reference to the Company's ROBE on a relative basis compared with the performance of the peer group over a three year period.

      For Fiscal 1994, 61% of Mr. Melrose's total cash compensation was comprised of incentive payments under the Company's short-term and long-term plans. If the Company had not met its performance targets and Mr. Melrose had received no incentive payments, his total cash compensation would have equalled only 39% of average market levels for chief executive officers in businesses with revenues comparable to the Company's.

      ANNUAL CASH INCENTIVE COMPENSATION. Under the Company's annual incentive compensation plans, executive officers and other key employees are eligible to receive an annual cash bonus component of compensation, based on a percentage of base salary. The size of each award is determined by the executive officer's position, the Company's achievement of performance goals and, for certain participants, corporate division performance. If performance goals are exceeded, award amounts increase, but if goals are not met, awards are reduced or not paid at all. For instance, no awards were paid for Fiscal 1991 or 1992. Proposed participants in the plan are recommended by management and reviewed and approved by the Committee.

      Under the 1994 Management Recovery Incentive Plan, the Compensation Committee established an EPS performance target of $1.50 per share for Fiscal 1994 and a threshold ROBE of at least the 25th percentile in the peer group. The targets were met. Earnings exceeding a performance threshold of 85% of the performance target were allocated for payout. In order for 100% of a target bonus to be paid, the Company was required to meet the EPS performance target and to rank in the top 35 to 40% of companies in its peer group. Company performance met this requirement. If the Company's ROBE had ranked higher than the top 35% to 40% level, the bonus would have been increased proportionately to a high of 125% of the participation factor or a low of zero. If the Company's ROBE had ranked lower, the bonus would have been reduced proportionately and could have been eliminated entirely. No payment would have been made if EPS had been below $1.27 or if the Company's ROBE fell in the lowest 25th percentile.

      Because the Company met the EPS target and its ROBE fell within the required ranking in the peer group, a bonus in the amount of 100% of the executive's participation factor was paid. An officer's participation factor, which is set by the Committee, is a percentage of base salary ranging from a high of 50% for Mr. Melrose to a low of 35% for certain other named executive officers. Levels of participation are based on the executive's salary grade and not on individual factors.

      The payment of annual incentive bonuses equal to 100% of the participation factor for Fiscal 1994 contributed to a market average level of total annual compensation for executives.

      A similar plan (the 1995 Annual Management Incentive Plan) is in effect for Fiscal 1995. Payment of performance awards will be contingent upon achievement of an EPS performance goal, and award amounts may increase if the Company also achieves pre-established goals for return on average net assets (ROANA).

      LONG-TERM INCENTIVE COMPENSATION. Under the Continuous Performance Award Plan, a performance award may be earned by eligible executive officers if the Company achieves a financial goal based on average ROBE for the three year award term, as established by the Committee, and if the relative rank of the Company's average ROBE achieved compares favorably with ROBE rankings of all companies in the Company's peer group (the Fortune 500 Industrial and Farm Equipment Group, excluding companies for which data is unavailable). The maximum value of a performance award (100%) can be earned only if the Company achieves a ROBE that ranks among the top 25% of companies in the peer group. The amount of an award payment is reduced proportionately the lower the Company's ROBE ranks compared with the peer group, and no award is paid if the Company does not rank in the top 75%. While performance awards have a term of three years, new participants may be granted one year and two year awards in order to be integrated into the plan.

      If the Company's performance goals are achieved, the amount of an individual participant's award payment is determined based on the individual's participation factor. Individual participation factors are based on a percentage of base salary ranging from 25% to 100%, and are established by the Committee based on the individual's position and responsibility within the Company. Mr. Melrose participates in the Continuous Performance Award Plan at a factor of 1.0 (one times base salary), which means that if the Company's three year average ROBE ranks in the top 25% of companies in the peer group, Mr. Melrose will receive a long-term incentive payment equal to his base salary during the most recent fiscal year. Mr. Melrose's participation factor was set by the Committee at a relatively high level so that a significant portion of Mr. Melrose's compensation is "at risk". In Fiscal 1994, 33% of his cash compensation was comprised of payments pursuant to the Continuous Performance Award Plan.

      If the Company does not meet performance goals under this plan, Mr. Melrose's total compensation would be substantially below the average paid to chief executive officers of manufacturing businesses with revenues comparable to the Company's. For instance, no incentive compensation payments were made to Mr. Melrose or the other executive officers with respect to Fiscal 1992 because the Company did not meet the Committee's financial performance goals. The Company's three year (Fiscal 1992, 1993 and 1994) average ROBE performance ranked at the 52nd percentile level among its peer group, so that the amount of awards was only 69.74% of the potential maximum for each named executive officer, including Mr. Melrose. This award is reflected in the Summary Compensation Table.

      Under the Continuous Performance Award Plan, the Committee also grants to each participant a nonqualified stock option to purchase shares of the Common Stock. If ROBE goals for the related performance award are not achieved, the number of shares subject to the option is reduced in accordance with the formula applicable to reduction of the performance award. These options are exercisable for a limited period of 90 days commencing after the end of the three year performance award term, and payment of the exercise price is intended to be facilitated by the incentive compensation payments made near the time the option becomes exercisable. One of the purposes of this option is to encourage stock ownership by executive officers of the Company.

      The number of shares with respect to which a three year option award is granted is determined under a formula based on base salary, the participant's performance factor fixed by the Committee and the average price of the Common Stock on the New York Stock Exchange during the three months prior to the grant. In Fiscal 1994, the Committee granted options in accordance with the formula, in connection with three year performance awards granted to the named executive officers. Mr. Melrose received an option grant covering 26,709 shares. These options become exercisable after the conclusion of Fiscal 1996.

      STOCK OPTION PLANS. In addition to options granted in connection with the Continuous Performance Award Plan, the Committee makes stock option grants pursuant to the 1985 Incentive Stock Option Plan, the 1989 Stock Option Plan and the 1993 Stock Option Plan. Options are granted to all key management employees, including executive officers, in amounts determined based on annual base salary, salary grade and the fair market value price of the Common Stock on the date of grant. In Fiscal 1994, Mr. Melrose was granted options to purchase 18,212 shares pursuant to these plans.

      APPROVAL OF INCENTIVE PLANS. All of the recommendations of the Compensation Committee with respect to compensation attributable to Fiscal 1994 were approved and adopted by the Board of Directors. Decisions regarding the grant of stock options are made by the Compensation Committee and reported to the Board, in order to assure compliance with the requirements of the rules under Section 16 of the Exchange Act, relating to plan administration by disinterested persons.

      Under new Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), no deduction by a publicly held corporation is allowed for remuneration paid to certain highly compensated employees to the extent that the amount of such remuneration for a taxable year for such individual exceeds $1,000,000. Section 162(m) provides for the exclusion of performance based compensation from the remuneration that is subject to the deduction limitation. It is the policy of the Company that the components of executive compensation that are inherently performance based should qualify for the exclusion from the deduction limitation under Section 162(m). Those components, as described above, currently consist of annual incentive awards, stock options and long-term incentive awards. Under proposed regulations, including transition rules, promulgated by the Internal Revenue Service, it is not necessary that any of the Company's stock option plans or the Continuous Performance Award Plan be amended at this time to maintain deductibility of compensation payable thereunder. The Company anticipates that the remaining components of individual executive compensation for each highly compensated employee of the Company that do not qualify for any exclusion from the deduction limitation of Section 162(m) should not exceed $1,000,000 in any year for such employees, and should therefore qualify for deductibility. Should any of the plans be amended or should compensation approach the Section 162(m) limits, the Company will submit such compensation plan to stockholders for approval at that time.

                                        Edwin H. Wingate, Chairman
                                        Alex A. Meyer
                                        Robert H. Nassau
                                        Dale W. Turnbull

                           SUMMARY COMPENSATION TABLE

      The following table sets forth the cash and non-cash compensation paid for services in all capacities to the Company for the Chief Executive Officer and each of its four highest paid executive officers other than the Chief Executive Officer for each of the past three fiscal years.

                                                                            LONG TERM COMPENSATION
                                                                          --------------------------
                                        ANNUAL COMPENSATION
                            -------------------------------------------             AWARDS               PAYOUTS
                                                           OTHER ANNUAL   --------------------------   ------------    ALL OTHER
NAME AND                      SALARY          BONUS        COMPENSATION   RESTRICTED      OPTIONS      LTIP PAYOUTS   COMPENSATION
PRINCIPAL POSITION    YEAR      ($)           ($)(1)          ($)(2)       STOCK($)       (#)(3)          ($)(4)         ($)(5)
- - --------------------  ----  -----------   --------------   ------------   ----------   -------------   ------------   ------------
Kendrick B. Melrose   1994  $355,304(6)   $227,652           $123,628            -0-    44,921         $317,529         $100,029
 Chairman of the      1993   337,760(6)    218,880                -0-        -0-        67,208          245,102           45,443
 Board, Chief         1992   318,174(6)        -0-           $  1,354        -0-       410,989              -0-           28,835
 Executive Officer &
 Director

David H. Morris       1994  $293,556      $132,100           $ 53,388        -0-        23,710         $153,544           59,242
 President, Chief     1993   287,852       129,533           $314,154        -0-        36,597          120,876           38,696
 Operating Officer &  1992   270,795           -0-                -0-        -0-        57,304              -0-           18,388
 Director

Gerald T. Knight      1994  $218,463      $ 87,385           $ 22,176        -0-        37,685         $ 38,089           15,678
 Vice                 1993   211,575        64,245(7)(8)          -0-        -0-        24,788         See note(8)         2,950
 President Finance &  1992    53,160        80,000(8)             -0-        -0-         5,000              -0-              -0-
 Chief Financial
 Officer

J. David McIntosh     1994  $179,976      $ 89,988           $ 10,188        -0-         7,982         $ 31,379           40,903
 Vice President,      1993   167,418        73,021                -0-        -0-        12,142           23,443              -0-
 Consumer Products    1992   148,240           -0-                -0-        -0-        26,194              -0-            9,564
 Division

John G. Szafranski    1994  $170,596      $ 73,781           $ 12,300        -0-         7,934         $ 29,473           41,619
 Vice President       1993   160,903        66,724           $124,274        -0-        11,801           22,522           21,961
 Commercial Products  1992   149,535           -0-                -0-        -0-        17,609              -0-            9,658
 Division

- - ------------------------
(1) Amounts indicated include payments made or deferred at the election of the officer pursuant to the 1994 Management Recovery Incentive Plan and the 1993 Management Turnaround Incentive Plan. See the Compensation Committee Report.
(2) Includes the dollar value of the difference between the fair market value and the option exercise price (before payment of applicable income taxes). Fair market value is based on the closing price on the New York Stock Exchange as reported in THE WALL STREET JOURNAL on the date of purchase. The value of executive perquisites otherwise includable as Other Annual Compensation did not exceed $50,000 or 10% of the compensation reported in the table for any named individual.
(3) Includes options granted pursuant to the Company's Continuous Performance Award Plan, which are subject to cancellation or reduction in the number of shares covered in the event the Company does not achieve its performance goals. Such options were cancelled in their entirety with respect to Fiscal 1992 and the number of shares covered was reduced with respect to Fiscal 1993.
(4) Amounts reflect payments made pursuant to the Continuous Performance Award Plan. Based on the Company's ROBE performance compared with its peer group of businesses, payments of 69.74% of the maximum possible award amount were paid or deferred with respect to Fiscal 1994. For a description of the plan, see the Compensation Committee Report.
(5) Amounts include Company contributions to defined contribution retirement plans and the Company's Matching Stock Plan and allocations to the Company's Employee Stock Ownership Plan. Also includes amounts accrued pursuant to the Company's Supplemental Management Retirement Plan for executive officers who receive annual compensation of $200,000 or more. Participants' accounts are credited with an amount equal to the difference between the aggregate amount that would have been allocated to tax-qualified profit-sharing and other defined contribution plans without regard to limitations imposed by the Code, and the aggregate amount of contributions actually allocated. Although deferred funds remain a part of the general assets of the Company, upon occurrence of a threat of or change of control of the Company (as defined in the plan), or upon election by a qualified participant to direct investment of the account, the Company will transfer to a trust an amount in cash equal to the total amount of all accrued benefits for all participants (or for the electing participant, as the case may be).
(6) The salary shown reflects the $100,000 reduction for each fiscal year, discussed in the Compensation Committee Report.
(7) Includes Continuous Performance Award Plan payment with respect to a one year transition performance award. Payment is not included under LTIP Payouts column.
(8) Mr. Knight was paid $80,000 at the time of his employment by the Company in April 1992, with the understanding that if the Company reached its financial performance goal for Fiscal 1992 and Fiscal 1993, any bonus payment to which he would be entitled under the Company's Management
     Turnaround Incentive Plan would be reduced by $30,000 and $50,000, respectively.

      EMPLOYMENT AGREEMENTS. Each of the named executive officers, including the Chief Executive Officer, is a party to an employment agreement providing for employment until July 31, 1996 at his compensation rate at the commencement of the agreement or as determined by the Compensation Committee from time to time, subject to such reduction as may be imposed on all management employees in order to meet economic conditions. The agreements provide that the executive officers are eligible for and entitled to participate in all employee benefit programs and incentive compensation plans. The agreements also provide that in the event of termination of the officer (except for death, disability, willful misconduct or normal retirement) within two years after a change of control of the Company, as defined in the agreements, the Company will make payments to a terminated officer in amounts equal to two times the highest annual compensation during the officer's employment with the Company, except that the payment is limited so as to avoid any excess parachute payments as defined in Section 280G of the Internal Revenue Code. Annual compensation for this purpose includes salary and all taxable incentive compensation. Officers would also be entitled to receive compensation for relocation costs and legal expenses related to enforcement of the agreements. As of July 31, 1994, the potential aggregate cost with respect to the named executive officers under those agreements, assuming the "excess parachute payment" requirement would not be deemed to limit the Company's payment, was approximately $4,737,000. The Company has also established a trust for the benefit of these officers which, in the event of a threatened or actual change of control, will be funded in an amount equal to the Company's accrued liability related to such employment agreements.

                                 STOCK OPTIONS

      The following table summarizes options granted under the Company's stock option plans during the last fiscal year.

                          OPTION GRANTS IN FISCAL 1994

                                                        INDIVIDUAL GRANTS
- - ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                           POTENTIAL REALIZABLE
                                                     PERCENT OF                                                   VALUE
                                                        TOTAL                                            AT ASSUMED ANNUAL RATES
                                                       OPTIONS      EXERCISE                                        OF
                                                     GRANTED TO        OR         MARKET                 STOCK PRICE APPRECIATION
                                         OPTIONS      EMPLOYEES       BASE       PRICE ON                    FOR OPTION TERM
                                         GRANTED         IN         PRICE ($      DATE OF    EXPIRATION  ------------------------
NAME                                     (#)(1)      FISCAL 1994   PER SHARE)    GRANT (2)      DATE       0%$ (3)      5%$ (4)
- - -------------------------------------  -----------  -------------  -----------  -----------  ----------  -----------  -----------
Kendrick B. Melrose                       26,709(5)       10.10%    $   18.75    $   19.75      (5)       $  26,709    $  78,938
                                           3,921           1.48         25.50        25.50    10/19/98            0       27,624
                                          14,291           5.40         20.40        25.50    10/19/98       72,884       80,546

David H. Morris                           13,142(5)        4.97         18.75        19.75      (5)          13,142       38,841
                                           3,921           1.48         25.50        25.50    10/19/98            0       27,624
                                           6,647           2.51         20.40        25.50    10/19/98       33,900       37,463

Gerald T. Knight                           3,204           1.21         18.75        19.75      (5)           3,204        9,469
                                           3,921           1.48         25.50        25.50    10/19/98            0       27,624
                                           3,001           1.13         20.40        25.50    10/19/98       15,305       16,914

J. David McIntosh                          2,543(5)        0.96         18.75        19.75      (5)           2,543        7,516
                                           3,921           1.48         25.50        25.50    10/19/98            0       27,624
                                           1,518            .57         20.40        25.50    10/19/98        7,742        8,556

John G. Szafranski                         2,493(5)        0.94         18.75        19.75      (5)           2,493        7,368
                                           3,921           1.48         25.50        25.50    10/19/98            0       27,624
                                           1,520           0.57         20.40        25.50    10/19/98        7,752        8,567


- - -------------------------------------

NAME                                    10%$ (4)
- - -------------------------------------  -----------
Kendrick B. Melrose                     $ 165,763
                                           61,042
                                          177,986
David H. Morris                            81,563
                                           61,042
                                           82,784
Gerald T. Knight                           19,885
                                           61,042
                                           37,376
J. David McIntosh                          15,782
                                           61,042
                                           18,906
John G. Szafranski                         15,472
                                           61,042
                                           18,931

- - ------------------------------
(1) Options are granted pursuant to the 1985 Incentive Stock Option Plan, the 1989 Stock Option Plan and the 1993 Stock Option Plan (the "Plans") The Plans are administered by the Compensation Committee which selects employees to whom options are granted. The exercise price of each incentive stock option is equal to 100% of the fair market value of the Common Stock on the date of grant. The exercise price of each nonqualified stock option may be determined by the Committee, but may not be less than 50% of the fair market value of the Common Stock on the date of grant. The options are not transferable except by will or the laws of descent and distribution. An option granted under any of the plans may be exercised in whole or in part from time to time as specified in the option agreement until the expiration of the option. Most options are subject to cancellation upon termination of the option holder's employment; however, some nonqualified stock options can be exercised for up to four years following retirement at or after age 60, but not later than the expiration date of the option.

(2)  Based  on the closing price  on the New York  Stock Exchange as reported in
     THE WALL STREET JOURNAL.
(3)  Shows value based on market price of the underlying security at the date of grant of options  having an exercise  price below the  market price of  the underlying security.
(4)  SEC  rules require the information set forth in the 5% and 10% columns. The actual gains,  if any,  on  stock option  exercises  depend on  the  future performance  of  the Company's  Common Stock.  Since there  is no  means of accurately predicting the future  price of the  Company's Common Stock,  no determination  can be made as to any future  value of a stock option at the time of grant.
(5)  Number  of   shares  and   exercisability  subject   to  performance   goal
     achievement.  Expected to become  exercisable in September  1996, after the
     Company first makes a public announcement of its earnings for Fiscal  1996.
     Expiration  date  will be  90  days later.  For  more information,  see the
     Compensation Committee Report.

      The following table summarizes stock options exercised by the named executive officers during the last fiscal year and the total number of options held by each listed individual as of the end of Fiscal 1994.

  AGGREGATED OPTION EXERCISES IN FISCAL 1994 AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                        OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                     JULY 31, 1994 (#)         JULY 31, 1994 ($)*
                        SHARES                   -------------------------  -------------------------
                      ACQUIRED ON      VALUE                     UNEXER-                   UNEXER-
NAME                 EXERCISE (#)   REALIZED ($) EXERCISABLE     CISABLE    EXERCISABLE    CISABLE
- - -------------------  -------------  -----------  ------------  -----------  -----------  ------------

Kendrick B. Melrose       15,244       123,628      151,913(1)   388,764     1,383,250    2,920,980(2)

David H. Morris            7,509        53,388       38,111(1)    44,056       242,283      277,907(2)

Gerald T. Knight           2,109        22,176       24,848(1)    11,300       173,235       79,328(2)

J. David McIntosh          1,276        10,188       47,782(1)     8,185       362,100       51,639(2)

John G. Szafranski         1,369        12,300       24,866(1)     8,218       139,853       51,776(2)

- - ------------------------------
* Market value less option exercise price before payment of applicable income taxes. Market value based on July 29,1994 closing price on the New York Stock Exchange as reported in THE WALL STREET JOURNAL.
(1)  Includes out-of-the-money options.
(2) Includes options subject to reduction under Continuous Performance Award Plan based on level of achievement of performance goals.

                        LONG-TERM INCENTIVE COMPENSATION

      The following table summarizes all awards of long-term incentive compensation made under the Company's Continuous Performance Award Plan to the named individuals during Fiscal 1994. Amounts paid pursuant to the plan during Fiscal 1994 are set forth in the Summary Compensation Table which appears elsewhere in this Proxy Statement.

                                                                                          ESTIMATED FUTURE PAYOUTS
                                                                       PERFORMANCE             UNDER NON-STOCK
                                                        NUMBER OF        OR OTHER           PRICE-BASED PLANS (3)
                                                     SHARES, UNITS OR  PERIOD UNTIL  -----------------------------------
                                                          OTHER         MATURATION    THRESHOLD    TARGET      MAXIMUM
NAME                                                  RIGHTS (#)(1)    OR PAYOUT(2)   ($ OR #)    ($ OR #)    ($ OR #)
- - ---------------------------------------------------  ----------------  ------------  -----------  ---------  -----------
Kendrick B. Melrose                                  1 Award           3 fiscal       $  13,328   $ 332,966   $ 499,200
                                                                       years
                                                     26,709 shares

David H. Morris                                      1 Award           3 fiscal           6,352     158,681     237,904
                                                                       years
                                                     13,142 shares

Gerald T. Knight                                     1 Award           3 fiscal           1,575      29,364      59,016
                                                                       years
                                                     3,204 shares

J. David McIntosh                                    1 Award           3 fiscal           1,298      32,428      48,619
                                                                       years
                                                     2,543 shares

John G. Szafranski                                   1 Award           3 fiscal           1,230      30,739      46,085
                                                                       years
                                                     2,493

- - ------------------------------
(1) An award is the right to receive designated target percentages of annual salary at the end of the performance period if the Company achieves financial performance objectives, based on return on beginning stockholders equity compared with ROBE rankings of the  Company's peer  group of competitors,  as established by  the Compensation Committee.
     The value of an award is based on a participant's actual base  compensation
     (increased  by $100,000 in  the case of  Mr. Melrose to  reflect the salary reduction plan) paid during the last fiscal year of an award term (which is
     normally  3  years),  multiplied   by  an  individual  performance   factor
     determined by the Committee, which is intended to reflect the participant's ability to implement policy decisions which influence the financial results of  the Company or its divisions or subsidiaries. Each award recipient also receives an option  to purchase  shares of  the Company's  Common Stock  if performance  goals are achieved. See  the Compensation Committee Report for additional information on the plan.
(2)  The performance period includes Fiscal 1994, 1995 and 1996.
(3)  Calculated based on estimated Fiscal 1996 salaries.

      The following graph depicts total cumulative stockholder return (assuming reinvestment of dividends) of the Company's Common Stock, the S&P 500 Index and an industry peer index for the preceding five fiscal years commencing with Fiscal 1990. The industry peer index is based on the Fortune 500 Industrial and Farm Equipment Index, excluding companies for which data is unavailable, and is comprised of the companies listed below.

                      COMPARISON OF FIVE YEAR TOTAL RETURN
                        AMONG THE TORO COMPANY, S&P 500,
                                 AND PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           The Toro Co.   S&P 500   Peer Group
1989                100        100          100
1990                115        107          114
1991                 78        120          101
1992                 66        135          110
1993                103        147          157
1994                121        154          189

- - --   This  graph  assumes $100  invested on  August 1,  in the  Company's Common
     Stock, the S&P 500 Index and the peer group index.

- - --   The peer  group  index includes:  York  International, Briggs  &  Stratton,
     Stewart  & Stevenson Services, Dover  Corp., Pentair Corp., Cummins Engine,
     Cincinnati Milacron Inc., Applied Materials, Harnischfeger Industries Inc.,
     Crane Co., Figgie International, Tecumseh Products Co., Ingersoll-Rand Co.,
     Nacco Industries, Parker-Hannifin  Corp., Terex  Corp., Dresser  Industries
     Inc.,  Trinova  Corp.,  Deere &  Co.,  Timken Co.,  Outboard  Marine Corp.,
     Baker-Hughes Inc., Caterpillar Inc., Black & Decker Corp., Clark  Equipment
     Co.,  Nortek  Inc.,  IMO Industries  Inc.,  Tenneco  Inc., as  well  as the
     Company. The peer group index does not include Lincoln Electric Co.,  which is included in the Fortune 500 Industrial and Farm Equipment Index, but for
     which  data is  not available.  The Fortune  500 removed  the following six
     companies  from  the  Industrial   and  Farm  Group   Index  in  1994:   AM
     International  Inc.,  Dresser  Rand  Inc.,  Giddings  &  Lewis  Inc., Great
     American Management and  Investment, Joy Technologies  Inc. and  Kennametal
     Inc.

      The following graph depicts total stockholder return, assuming $100 invested on August 1, 1993, of the Company's Common Stock and the same two indices through July 31, 1994.

                      COMPARISON OF ONE YEAR TOTAL RETURN
                        AMONG THE TORO COMPANY, S&P 500,
                                 AND PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           The Toro Co.   S&P 500   Peer Group
7/93                100        100          100
10/93               129        105          106
1/94                138        109          122
4/94                136        103          122
7/94                117        105          120

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      For Fiscal 1994, the members of the Compensation Committee were all outside members of the Board, and included Messrs. Wingate, Chairman, Meyer, Nassau and Turnbull. Although Mr. Melrose is not a member of the Committee, he attends the meetings for the purpose of providing continuity and specific information about individuals and the Company's compensation plans. Mr. Melrose does not participate in any option grant or award decisions or any decisions of the Committee that might affect him personally. Mr. Wingate was an officer of the Company from March 1969 to June 1974.

                                  PROPOSAL TWO
               CHIEF EXECUTIVE OFFICER SUCCESSION INCENTIVE PLAN

      The Board of Directors is seeking the approval of stockholders of the Company for a Chief Executive Officer Succession Incentive Plan (the "Plan") as a special incentive compensation plan for Mr. Melrose, in connection with encouraging Mr. Melrose to remain with the Company until the year 2000 while also assuring the timely development and election of a successor for Mr. Melrose as Chief Executive Officer of the Company.

BACKGROUND

      A special committee of the Compensation Committee of the Board of Directors noted that Mr. Melrose will become 60 years of age on July 31, 2000, at which time he will have served as Chief Executive Officer of the Company for approximately 17 years. The special committee recommended to the Board of Directors that it is in the best interests of the Company to plan for Mr. Melrose's retirement not later than his 60th birthday, and to begin the planning process for succession in the senior management of the Company. Upon the advice of the special committee, the Board of Directors adopted the Plan to provide an incentive to Mr. Melrose to identify, develop and have in place a successor chief executive officer prior to his retirement. In order for Mr. Melrose to earn incentive compensation under the Plan, the succession plan and development of succession management must be approved by the Board of Directors not later than certain target dates and Mr. Melrose's successor must be elected as chief executive officer of the Company prior to Mr. Melrose's retirement, but not later than July 31, 2000. The Plan is also intended to discourage Mr. Melrose from seeking employment with, consulting for or serving on the board of directors of any competitor of the Company. Mr. Melrose has agreed to the retirement date set by the Board and has indicated his intention to seek to earn an incentive under the Plan.

      The Board of Directors seeks the approval of the Plan by stockholders of the Company in order to qualify certain of the compensation under the Plan as performance-based compensation in compliance with Section 162(m) of the Code and proposed regulations thereunder and to maximize the deductibility of that compensation to the Company. Stockholder approval is also sought to assure compliance of the Plan with Rule 16b-3 under the Exchange Act. If stockholder approval is not obtained, the Board of Directors will reconsider the Plan.

SUMMARY OF PLAN FEATURES

      EFFECTIVE DATE. The Plan was adopted by the Board of Directors on October 18, 1994 and will become effective on July 31, 1995, subject to approval by the stockholders at the Annual Meeting.

      ADMINISTRATION. The Plan will be administered by the Special CEO Succession Subcommittee of the Compensation Committee of the Board of Directors of the Company ("the Committee"), which will be comprised of not fewer than two members of the Board of Directors of the Company who must meet the requirements for service pursuant to Rule 16b-3 under the Exchange Act and Section 162(m) under the Code, and the rules, regulations and interpretations thereunder. The Committee has the authority to interpret the Plan; to prescribe, amend and rescind the rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for the administration of the Plan.

      SHARES SUBJECT TO THE PLAN. Subject to provisions relating to adjustment in the event of changes in the capital structure of the Company, the maximum aggregate number of shares of Common Stock that may be awarded as Restricted Stock under the Plan is 23,960. The actual number of shares to be issued will be based on the price of the Common Stock on July 31, 1995. If the closing price of the Common Stock on October 19, 1994 were used, the number of shares required to be issued under the Plan would be 16,878. Using the lowest price for the Common Stock during the previous 12 months (prior to October 20, 1994), however, 23,952 shares would be required to meet the terms of the Plan. If on July 31, 1995, the price of the Common Stock is below the lowest price for the prior 12 months and additional shares are required, stockholder approval may be sought for additional shares to meet the terms of the Plan. The shares may be in whole or in part authorized but unissued shares of Common Stock or shares of Common Stock previously issued and outstanding and reacquired by the Company.

      AWARD. The Plan authorizes the Company to enter into an agreement with Mr. Melrose, to become effective as of July 31, 1995, for the grant of an award comprised of the components described below.

      GRANT OF RESTRICTED STOCK. The Company will grant to Mr. Melrose on July 31, 1995 the number of whole shares of Common Stock and related Preferred Share Purchase Rights having an aggregate fair market value of $500,000 on that date (the "Restricted Stock"), subject to forfeiture or reduction of the number of shares in the event certain performance goals set forth in the Plan (the "Performance Goals") are not achieved and to the other terms and conditions of the Plan. If the fair market value of the Common Stock on the date of vesting of the Restricted Stock is less than the fair market value on July 31, 1995, the Company must make an aggregate payment to Mr. Melrose of the difference between the fair market value on the date of vesting of the Restricted Stock and the fair market value on July 31, 1995. Fair market value means the closing price of the Common Stock on the New York Stock Exchange as reported in THE WALL STREET JOURNAL.

      GRANT OF PERFORMANCE UNITS AND ANNUITY PURCHASE. The Company will also grant to Mr. Melrose on July 31, 1995, performance units equal to the number of whole shares of Common Stock having an aggregate fair market value of $500,000 on that date (the "Performance Units"), subject to forfeiture or reduction in the event the Performance Goals set forth in the Plan are not achieved, and subject to Mr. Melrose's entering into and complying with the terms and conditions of a noncompetition agreement. Each Performance Unit will have a value equal to the fair market value of one share of Common Stock, from time to time, except that the value may not be less than the fair market value of one share of Common Stock on July 31, 1995. An amount equal to the aggregate value of the Performance Units remaining at the date of Mr. Melrose's retirement, after forfeiture, if any, will be utilized by the Company to purchase a retirement annuity payable to Mr. Melrose until his 75th birthday, or to his estate or beneficiaries, subject to the condition that Mr. Melrose enter into and comply with the terms and conditions of a noncompetition agreement.

      POST-RETIREMENT CONSULTING AND NONCOMPETITION AGREEMENT. The Company will also enter into a post-retirement consulting and noncompetition agreement with Mr. Melrose, pursuant to which Mr. Melrose will agree not to serve as an employee, consultant or member of the board of directors of competitors of the Company for a period of five years following his retirement. Compensation to be paid in connection with this five year agreement is not "performance based" under Section 162(m) and accordingly is not intended to meet the requirements for qualification under Rule 16b-3 or Section 162(m).

    TERMS, CONDITIONS AND RESTRICTIONS.

      RESTRICTED STOCK AND PERFORMANCE UNIT PERFORMANCE GOAL RESTRICTIONS. The obligations of the Company to deliver certificates representing the Restricted Stock granted under the Plan and to utilize the aggregate value of the Performance Units to purchase a retirement annuity are subject to the terms, conditions and restrictions described below.

      VESTING OF RESTRICTED STOCK AND PERFORMANCE UNITS. Mr. Melrose's right to receive the Restricted Stock and the value of the Performance Units will be subject to the requirement that he achieve specified Performance Goals not later than the last day of the period specified to achieve each such Performance Goal (the "Restricted Period"). Upon achievement of a performance goal within the Restricted Period, the restrictions will lapse on a specified portion of Restricted Stock and Performance Units, which will then vest and become nonforfeitable, except that the obligation of the Company to pay the value of the Performance Units will be subject to the condition that Mr. Melrose enter into and comply with terms and conditions of a noncompetition agreement.

      Goal 1 is the development of a senior management succession plan, which includes the chief executive officer, and progress towards fulfillment of such a plan which are approved by the Board of Directors, which must be accomplished not later than July 31, 1998 and the accomplishment of which will result in the vesting of 15% of the Restricted Stock and the Performance Units. Goal 2 is continued development of the senior management team and the identification of a potential chief executive officer successor, who is approved as such by the Board of Directors, not later than July 31, 1999. Upon accomplishment of Goal 2, an additional 15% of the Restricted Stock and Performance Units will vest. Goal 3 is the employment by the Company of a chief executive officer identified and developed by Mr. Melrose, and elected as chief executive officer by the Board of Directors, not later than July 31, 2000. Upon accomplishment of this goal, the remaining 70% of the Restricted Stock and Performance Units will vest.

      Notwithstanding any other provision of the Plan, in the event that Mr. Melrose elects to retire prior to the last day of the final Restricted Period, but not earlier than July 31, 1997, and the Board of Directors elects as Mr. Melrose's successor an individual identified and developed by Mr. Melrose, and such successor is in place as chief executive officer of the Company, all Restricted Stock and Performance Units will vest in full and become nonforfeitable, except that payment of the value of the Performance Units for the purchase of a retirement annuity will be subject to the further condition that Mr. Melrose enter into and comply with the terms and conditions of a noncompetition agreement.

      The Committee will be responsible for certifying in writing to the Company that the applicable Performance Goals have been met by Mr. Melrose prior to release and delivery of certificates representing the shares of Restricted Stock or payment of the value of Performance Units for the purchase of a retirement annuity to Mr. Melrose.

      LIMITS ON TRANSFER OF RESTRICTED STOCK AND PERFORMANCE UNITS. Shares of the Restricted Stock which have not vested in accordance with the provisions described above may not be sold, transferred, pledged, assigned or otherwise encumbered. Performance Units may not be sold, transferred, pledged, assigned or otherwise encumbered at any time and the value of Performance Units may be utilized only for the purpose of purchasing the retirement annuity.

      TERMINATION, DEATH OR DISABILITY. In the event that the Board of Directors terminates Mr. Melrose's employment other than for cause and elects as Mr. Melrose's successor a chief executive officer who was identified and developed by Mr. Melrose, or in the event of the termination of Mr. Melrose's employment due to his death or disability, then all shares of Restricted Stock and Performance Units will automatically vest and become nonforfeitable, effective in the fiscal year following the year of the date of such event.

      TERMINATION OF EMPLOYMENT. If Mr. Melrose resigns his employment with the Company prior to July 31, 1997, or if his employment is terminated by the Board of Directors for cause during any Restricted Period, all shares of Restricted Stock and all Performance Units then subject to restrictions and all other rights under the Plan will be forfeited by Mr. Melrose and the Restricted Stock will be reacquired by the Company.

      STOCK CERTIFICATES. The Company will issue stock certificates representing the shares of Restricted Stock granted and those certificates will be physically held by the Company or its nominee during any Restricted Period. If any shares of Restricted Stock are forfeited, certificates representing such shares will be delivered to the Company for reissuance in the name of the Company or cancellation and Mr. Melrose will have no further interest in such stock. When the Performance Goals described above have been achieved with respect to any portion of the shares of the Restricted Stock, the Company will deliver a certificate representing shares of Common Stock to Mr. Melrose or his legal representative, beneficiary or heir.

      RIGHT TO VOTE AND DIVIDENDS. With certain exceptions, Mr. Melrose will have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive cash dividends with respect to the shares.

      ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Common Stock, the Committee will make such substitution or adjustment in the aggregate number of shares of Common Stock reserved for issuance under the Plan or in the number of shares outstanding as Restricted Stock and in the number of Performance Units, as may be determined to be appropriate by the Committee, acting in its sole discretion, provided that the number of shares or Performance Units will always be a whole number.

      CHANGE IN CONTROL. In the event of a threatened or actual change of control of the Company, whether or not approved by the Board of Directors, all shares of Restricted Stock and Performance Units will immediately fully vest and be nonforfeitable. A change of control means the earliest to occur of (a) a public announcement that a party shall have acquired or obtained the right to acquire beneficial ownership of 20% or more of the outstanding shares of Common Stock of the Company, (b) the commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a party of 30% or more of the outstanding shares of Common Stock of the Company or (c) the occurrence of a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination thereof, that causes (or would cause) the persons who were directors of the Company immediately before such change of control to cease to constitute a majority of the Board of Directors of the Company or any parent of or successor to the Company.

      WITHHOLDING TAXES. The Company has the right to deduct from any settlement made under the Plan any federal, state or local taxes of any kind, including FICA and related taxes, required by law to be withheld with respect to the vesting of rights to receive or payment of remuneration or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Common Stock is withheld or surrendered to satisfy tax withholding, such stock will be valued at its fair market value as of the date such Common Stock is withheld or surrendered or the obligation to pay such taxes becomes fixed.

      REGISTRATION RIGHTS. Mr.Melrose will have the right to require the Company to register or qualify the Restricted Stock, or Common Stock issued upon vesting of the Restricted Stock, under the Securities Act of 1933, as amended, and the securities laws of such states as Mr. Melrose may reasonably request. The Company is required to bear all fees, costs and expenses of such registration, qualification, notification or approval.

      COMPLIANCE WITH RULE 16B-3 AND SECTION 162(M). The grant to be made under the Plan and the remuneration to be paid to Mr. Melrose as a consequence of the grant are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act and to avoid the loss of the deduction referred to in paragraph
(1) of Section 162(m) of the Code. To the extent any provision of the Plan or action by the Committee fails to comply or to avoid the loss of such deductions, it will be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

      EMPLOYMENT. The Plan is not intended to be an employment agreement and nothing in the Plan is to interfere with or limit in any way the right of the Board of Directors to terminate Mr. Melrose's employment at any time.

      NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders for approval is to be construed to limit the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the award of stock and cash awards otherwise than under the Plan, or to set compensation and retirement benefits and make such awards to Mr. Melrose as either may deem desirable.

      EXCLUSION FROM PENSION, PROFIT SHARING AND OTHER BENEFIT CALCULATIONS. The award or vesting of Restricted Stock and Performance Units under the Plan is to constitute special incentive compensation that is not taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or profit sharing plan of the Company or in determining the amount of any life insurance coverage, short or long-term disability coverage or any other pay-based benefit provided by the Company.

      AMENDMENT. The Plan may be amended, modified or terminated from time to time, except that no amendment may be adopted without the approval of the stockholders of the Company if the amendment requires stockholder approval pursuant to Rule 16b-3 or Section 162(m). No amendment, modification or termination may be adopted without the written agreement of Mr. Melrose if the amendment, modification or termination would adversely affect his rights. Subject to the foregoing and the requirements of Section 162(m), the Board may amend the Plan to preserve the employer compensation deduction under Section 162(m).

      The following table sets forth information with respect to the maximum benefits or amounts under the Plan that will be received by or allocated to Mr. Melrose.

                               NEW PLAN BENEFITS

                                                 DOLLAR
NAME                                           VALUE ($)       NUMBER OF UNITS
- - -------------------------------------------  --------------  --------------------

Kendrick B. Melrose                            $  500,000    Restricted Stock (1)
                                               $  500,000    Performance
                                                             Units (1)

- - ------------------------------
(1) The number of units is not presently determinable but will not exceed 23,960, without further stockholder approval.

      VOTE REQUIRED. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR THE ADOPTION OF ITEM 2. ALL PROXIES WILL BE VOTED FOR ITEM 2 UNLESS A CONTRARY CHOICE IS INDICATED.

                                 PROPOSAL THREE
                       SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected KPMG Peat Marwick LLP to serve as independent auditors to the Company for Fiscal 1995. Although it is not required to do so, the Board of Directors wishes to submit the selection of KPMG Peat Marwick LLP for stockholder approval at the meeting.

      A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if so desired, and to be available to respond to appropriate questions.

      VOTE REQUESTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE SELECTION OF KPMG PEAT MARWICK LLP. IF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING DO NOT APPROVE THE SELECTION OF PUBLIC ACCOUNTANTS, THE BOARD OF DIRECTORS WILL RECONSIDER ITS SELECTION. ALL PROXIES WILL BE VOTED FOR ITEM 3 UNLESS A CONTRARY CHOICE IS INDICATED.

                 STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

      The 1995 Annual Meeting is expected to be held on December 14, 1995. Unless the date of the 1994 Annual Meeting is changed, a stockholder proposal must be received by the Secretary of the Company no later than the close of business on July 7, 1995, in order to be included in the Company's Proxy
Statement for the 1995 Annual Meeting of Stockholders. Procedures for nominations by a stockholder of a person for election as a director at the 1995 Annual Meeting, or any other meeting, are described on page 2.

                             SECTION 16 COMPLIANCE

      The rules of the Securities and Exchange Commission require disclosure of late Section 16 filings by directors and executive officers of the Company. Based solely on its review of copies of those filings received by the Company, or written representations from certain persons that no Form 5's were required for those persons, all Section 16(a) filing requirements applicable to directors and executive officers have been complied with, except that one late filing each, to correct clerical and administrative errors, was made on behalf of Messrs. Richard Pollick and John Szafranski, executive officers of the Company.

                                 OTHER MATTERS

      The management of the Company knows of no other matters that may come before the Annual Meeting. However, if matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote such proxy in accordance with their best judgment.

Dated: November 1, 1994                 BY ORDER OF THE BOARD OF DIRECTORS

                                                 [SIGNATURE]

                                             J. LAWRENCE MCINTYRE
                                 Vice President, Secretary and General Counsel

                CHIEF EXECUTIVE OFFICER SUCCESSION INCENTIVE PLAN


1. PURPOSE. The purpose of this Chief Executive Officer Succession Plan (the "Plan") is to assist The Toro Company (the "Company") in preparing for succession in the management of the Company at the retirement of Kendrick B. Melrose, Chairman and Chief Executive Officer of the Company ("Mr. Melrose") not later than his 60th birthday; to encourage Mr. Melrose to assure the identification, development and readiness of his successor prior to his retirement, subject to such successor's approval by the Board of Directors; and to discourage Mr. Melrose from seeking employment with, consulting for or serving on the board of directors of any competitor of the Company.

2. EFFECTIVE DATE. The Plan was adopted by the Board of Directors on October 18, 1994, and shall become effective on July 31, 1995, subject to approval by the holders the Common Stock, par value $1.00 per share, of the Company (the "Common Stock") at the 1994 Annual Meeting of Stockholders or any adjournment thereof.

3. ADMINISTRATION. The Plan shall be administered by the Special CEO Succession Subcommittee of the Compensation Committee of the Board of Directors of the Company ("the Committee"), which shall be comprised of not fewer than two members of the Board of Directors of the Company who shall meet the requirements for service pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules, regulations and interpretations thereunder. The Committee shall have the authority to interpret the Plan; to prescribe, amend and rescind the rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for the administration of the Plan. Such determinations shall be conclusive.

4.   SHARES SUBJECT TO THE PLAN.  Subject to the provisions of Section 5.a. and
Section 8.b, the maximum aggregate number of shares of Common Stock that may be awarded as Restricted Stock under the Plan shall be 23,960. Such shares may be in whole or in part authorized but unissued shares of Common Stock or shares of Common Stock previously issued and outstanding and reacquired by the Company.

5. AWARD. The Company shall have the authority to enter into an agreement with Mr. Melrose, to become effective as of July 31, 1995, embodying the terms and conditions of this Plan, pursuant to which Mr. Melrose shall be granted an award comprised of the components set forth in Sections 5.a. through 5.c. Mr. Melrose shall not have any rights with respect to the award authorized under this Plan until and unless he shall have executed an agreement or other instrument evidencing the award and containing the terms and conditions set forth in this Plan and shall have delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.


     A. GRANT OF RESTRICTED STOCK. The Company shall grant to Mr. Melrose on July 31, 1995 the number of whole shares of Common Stock having an aggregate fair market value of $500,000 on such date of grant (the "Restricted Stock"), subject to forfeiture or reduction of the number of shares in the event performance goals set forth in Section 6 (the "Performance Goals") are not achieved and to the other terms and conditions of the Plan; provided however that in the event the fair market value of the Common Stock on the date of vesting of the Restricted Stock is less than the fair market value on July 31, 1995, the Company shall make an aggregate payment to Mr. Melrose of the difference between the fair market value on the date of vesting of the Restricted Stock and the fair market value on July 31, 1995. Fair market value shall mean the closing price of the Common Stock on the New York Stock Exchange as reported in THE WALL STREET JOURNAL.

     B. GRANT OF PERFORMANCE UNITS AND ANNUITY PURCHASE. Subject to the terms and conditions of this Plan, the Company shall grant to Mr. Melrose on July 31, 1995, performance units equal to the number of whole shares of Common Stock having an aggregate fair market value of $500,000 on such date of grant (the "Performance Units"), subject to forfeiture or reduction in the event the Performance Goals set forth in Section 6 are not achieved and to the other terms and conditions of the Plan. Each Performance Unit shall have a value equal to the fair market value of one share of Common Stock, from time to time, provided however that the value shall not be less than the fair market value of one share of Common Stock on July 31, 1995. Performance Units shall be evidenced by the agreement to be entered into between Mr. Melrose and the Company pursuant to the preamble to this Section 5. An amount equal to the aggregate value of the Performance Units remaining at the date of Mr. Melrose's retirement, after forfeiture, if any, shall be utilized by the Company to purchase a retirement annuity payable to Mr. Melrose until his 75th birthday, or to his estate or beneficiaries, and for no other purpose, subject to the condition that Mr. Melrose enter into and comply with the terms and conditions of a noncompetition agreement, in accordance with Section 5.c. and 6.b.

     C. POST-RETIREMENT CONSULTING AND NONCOMPETITION AGREEMENT. Subject to the terms and conditions of this Plan, the Company shall have the authority to enter into a post-retirement consulting and non-competition agreement with Mr. Melrose, providing for the payment of an aggregate amount of up to $500,000, which amount shall be adjusted not less than once annually to reflect increases in the consumer price index and which may be utilized to pay expenses of office and support services for Mr. Melrose for a period of five years following the date of his retirement.

6.   TERMS, CONDITIONS AND RESTRICTIONS.

     A. RESTRICTED STOCK AND PERFORMANCE UNIT PERFORMANCE GOAL RESTRICTIONS. The obligation of the Company to deliver certificates representing the Restricted Stock granted hereunder and to utilize the aggregate value of the Performance Units to purchase a retirement annuity shall be subject to the terms, conditions and restrictions set forth in this Section 6.a.

          i. Vesting of Restricted Stock and Performance Units. Mr. Melrose's right to receive the Restricted Stock and the value of the Performance Units shall be subject to the vesting requirements set forth in this Section 6.a.i. and to the achievement by Mr. Melrose of the Performance Goals set forth in
Section 6.a.i. hereof not later than the last day of the period specified to achieve such performance (the "Restricted Period"). Upon achievement of a Performance Goal within an applicable Restricted Period, the restrictions shall lapse with respect to the specified portion of Restricted Stock, which specified portion shall vest and become nonforfeitable. Upon achievement of a Performance Goal within an applicable Restricted Period, the restrictions shall lapse with respect to the specified portion of Performance Units, which specified portion shall vest and become nonforfeitable, subject to the further condition that Mr. Melrose enter into and comply with the terms and conditions of a noncompetition agreement in accordance with Section 6.b. If Mr. Melrose does not enter into a noncompetition agreement or does not comply with the terms and conditions of such a noncompetition agreement, then Mr. Melrose shall forfeit his rights to the Performance Units and the right to receive the benefits of the retirement annuity referred to in Section 5.b.

               (A) The following table sets forth the Performance Goals, the schedule for achievement of each Performance Goal and the portion of Restricted Stock and Performance Units in which rights vest upon such achievement.

Performance Goal                   Restricted Period   Portion of          Portion of
to be Achieved                     (July 31, 1995      Shares of Re-       Performance
                                   through earlier of  stricted Stock      Units to
                                   date shown or       to Vest Upon        Vest Upon
                                   Goal Achievement)   Achievement         Achievement
Goal 1:
CEO and senior management
succession plan developed
and progress toward fulfillment
of the plan, both approved by
Board of Directors                    July 31, 1998        15%                  15%


                                       3

Goal 2:
Continued development of
senior management team and
identification of potential CEO
successor identified with
approval of Board of Directors        July 31, 1999        15%                  15%

Goal 3:
CEO identified and developed
by Mr. Melrose and elected as
CEO by the Board of Directors         July 31, 2000        70%                  70%

               (B) Early Selection of Successor. Notwithstanding any other provision of the Plan, in the event that the Board of Directors elects as Mr. Melrose's successor the individual identified and developed by Mr. Melrose, and such successor is in place as chief executive officer of the Company and Mr. Melrose elects to retire prior to the last day of the final Restricted Period, but no earlier than July 31, 1997, all Restricted Stock and Performance Units shall vest in full and become nonforfeitable, subject to the condition with respect to the Performance Units that Mr. Melrose enter into and comply with the terms and conditions of a noncompetition agreement in accordance with Section 6.b.

               (C) The Committee shall be responsible for certifying in writing to the Company that the applicable Performance Goal has been met by Mr. Melrose prior to release and delivery of certificates representing the shares of Restricted Stock or payment of the value of Performance Units for the purchase of a retirement annuity to Mr. Melrose.

          ii. Limits on Transfer of Restricted Stock and Performance Units. Shares of the Restricted Stock which have not vested in accordance with the provisions of Section 6.a. hereof may not be sold, transferred, pledged,
assigned or otherwise encumbered.   Performance Units may not be sold,
transferred, pledged, assigned or otherwise encumbered at any time.

          iii. Termination, Death or Disability. In the event that the Board of Directors terminates Mr. Melrose's employment other than for cause and elects as Mr. Melrose's successor a chief executive officer who was identified and developed by Mr. Melrose, or in the event of the termination of Mr. Melrose's employment due to his death or disability, then all shares of Restricted Stock and Performance Units shall automatically and immediately vest in full and become nonforfeitable.

     B. POST-RETIREMENT CONSULTING AND NONCOMPETITION AGREEMENT. The Company's agreement to pay any amount in connection with post-retirement consulting services to be provided by Mr. Melrose and the Company's agreement to pay the value of Performance Units to purchase a retirement annuity payable to Mr. Melrose pursuant to Section 5.c. shall be subject to and in consideration of Mr. Melrose's execution, not later than July 31, 1995, of an agreement not to compete with the Company by serving as an employee or member of the board of directors of or consultant to any competitor to the Company identified in an SEC Annual Report on Form 10-K or any successor thereof or similar competitor of the Company for a period of five years following the date of Mr. Melrose's retirement as Chief Executive Officer of the Company. The Company's agreement to pay any amount in connection with post-retirement consulting services to be provided by Mr. Melrose shall be subject to his agreement to provide consulting services to the Company for a period of five years following the date of his retirement; provided however that Mr. Melrose may elect to terminate the consulting agreement, but not the agreement not to compete, in which event any balance of the $500,000 amount referred to in
Section 5.c. not then expended for Mr. Melrose's benefit shall be paid to Mr. Melrose over the remainder of the five year period. Mr. Melrose shall not have any right to receive payments pursuant to Section 5.c. or this Section 6.b. until and unless he shall have executed an agreement not to compete with the Company and delivered a fully executed copy thereof to the Company, not later than July 31, 1995, and otherwise complied with the then applicable terms and conditions of the Plan.

     C. TERMINATION OF EMPLOYMENT. Except as otherwise provided by Section 6.a. hereof, if Mr. Melrose resigns his employment with the Company or if his employment is terminated by the Board of Directors for cause during any Restricted Period, all shares of Restricted Stock and all Performance Units then subject to restrictions and all other rights under this Plan shall be forfeited by Mr. Melrose and the Restricted Stock shall be reacquired by the Company. "Cause" shall mean willful misconduct which, for purposes of this Plan, unless due to physical or mental illness, shall mean commission of a crime of moral turpitude, conduct known by him to be contrary to the best interests of the Company, or willful and continued failure to substantially perform duties after a demand for substantial performance is delivered by the Committee or the Board of Directors which specifically identifies the manner in which the Committee or the Board believes such duties have not substantially been performed, or voluntarily or involuntarily with or without cause prior to a Change of Control (as defined in Section 6.f.)

     D.   STOCK CERTIFICATES.

          I. ISSUANCE. The Company shall issue a stock certificate or certificates representing the shares of Restricted Stock granted under the Plan. Such certificates shall be registered in Mr. Melrose's name and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the grant, substantially in the following form:

          The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Chief Executive Officer Succession Incentive Plan and an agreement entered into between the registered owner and The Toro Company. Copies of the plan and agreement are on file in the offices of The Toro Company, 8111 Lyndale Avenue South, Bloomington, Minnesota 55420.

          II. ESCROW. Certificates representing the Restricted Stock shall be physically held by the Company or its nominee during any Restricted Period, and the Company may require, as a condition of the grant, that Mr. Melrose shall have delivered a stock power, endorsed in blank, with respect to any shares of the Restricted Stock. Upon the achievement of the Performance Goals with respect to any shares of Restricted Stock, as certified to by the Committee, the Company shall cause the certificate representing such shares of Restricted Stock to be removed from escrow and delivered to the Company for reissuance and delivery of Common Stock in the name of Mr. Melrose in accordance with
instructions from or agreed upon with Mr. Melrose.   If any shares of Restricted
Stock are to be forfeited, certificates representing such shares shall be delivered to the Company for reissuance in the name of the Company or cancellation and Mr. Melrose shall have no further interest in such stock.

          III. LAPSE OF RESTRICTIONS.  When the Performance Goals set forth in
Section 6.a. have been achieved with respect to any portion of the shares of the Restricted Stock, the Company shall not later than 60 days thereafter, cause the certificate or certificates representing the Restricted Stock to be reissued without the legend referred to in Section 6.d.i. hereof. The number of shares of Common Stock to be reissued shall be the same number as to which the Performance Goals have been achieved in accordance with Section 6.a.

     E.   RIGHTS AS STOCKHOLDER.

          I. RIGHT TO VOTE AND DIVIDENDS. Except as provided in Section 5 and this Section 6, Mr. Melrose shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive cash dividends with respect to the shares. Certificates for shares of Restricted Stock shall be delivered to Mr. Melrose after, and only after, the Restricted Period shall expire without forfeiture of such shares of Restricted Stock, in accordance with the provisions of Section 5.a.

          II. ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Common Stock, the Committee shall make such substitution or adjustment in the aggregate number of shares of Common Stock reserved for issuance under this Plan or in the number of shares outstanding as Restricted Stock or in the number of Performance Units, as may be determined to be appropriate by the Committee, acting in its sole discretion, provided that the number of shares or Performance Units shall always be a whole number.

     F. CHANGE IN CONTROL. In the event of a threatened or actual Change of Control of the Company as hereinafter defined, whether or not approved by the Board of Directors, all shares of Restricted Stock shall immediately fully vest and be freely transferable. A Change of Control means the earliest to occur of
(i) a public announcement that a party shall have acquired or obtained the right to acquire beneficial ownership of 20% or more of the outstanding shares of Common Stock of the Company, (ii) the commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a party of 30% or more of the outstanding shares of Common Stock of the Company or
(iii) the occurrence of a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination thereof, that causes (or would cause) the persons who were directors of the Company immediately before such Change of Control to cease to constitute a majority of the Board of Directors of the Company or any parent of or successor to the Company.

7. WITHHOLDING TAXES. The Company shall have the right to deduct from any settlement made under the Plan any federal, state or local taxes of any kind, including FICA and related taxes, required by law to be withheld with respect to the vesting of rights to receive or payment of remuneration or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Common Stock is withheld or surrendered to satisfy tax withholding, such stock shall be valued at its fair market value as of the date such Common Stock is withheld or surrendered or the obligation to pay such taxes becomes fixed.

8. REGISTRATION RIGHTS. Mr. Melrose shall have the right to require that the Company promptly take all necessary steps to register or qualify the Restricted Stock, or Common Stock issued upon vesting of the Restricted Stock, under the Securities Act of 1933, as amended, and the securities laws of such states as Mr. Melrose may reasonably request. The Company shall keep effective and maintain any registration, qualification, notification or approval for such period as is reasonably necessary for Mr. Melrose to dispose of the Restricted Stock or Common Stock and from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law. The Company shall bear all fees, costs and expenses of such registration, qualification, notification or approval.

9.   COMPLIANCE WITH RULE 16B-3 AND SECTION 162(M).


     The grants of Restricted Stock and Performance Units made under this Plan and the remuneration to be paid to Mr. Melrose as a consequence of the grants are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act and to avoid the loss of the deduction referred to in paragraph (1) of Section 162(m) of the Code. Anything in this Plan to the contrary notwithstanding, to the extent any provision of this Plan or action by the Committee fails to so comply or to avoid the loss of such deduction, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

10. EMPLOYMENT. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate Mr. Melrose's employment at any time, with the Company or any subsidiary of the Company, or shall confer upon Mr. Melrose any right to continue in the employ of the Company.

11. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders for approval shall be construed to limit the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the award of stock and cash awards otherwise than under the Plan, or to set compensation and retirement benefits and make such awards to Mr. Melrose as either may deem desirable.

12. EXCLUSION FROM PENSION, PROFIT SHARING AND OTHER BENEFIT CALCULATIONS. By acceptance of an award under the Plan, Mr. Melrose shall be deemed to have agreed that the award or vesting of Restricted Stock and Performance Units under the award constitutes special incentive compensation that is not taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or profit sharing plan of the Company or any subsidiary. In addition, Mr. Melrose shall be deemed to have agreed that such award shall not be taken into account in determining the amount of any life insurance coverage, short or long-term disability coverage or any other pay-based benefit provided by the Company or any subsidiary.

13. AMENDMENT. This Plan may be amended, modified or terminated from time to time, provided however that no amendment may be adopted without the approval of the stockholders of the Company if such amendment requires stockholder approval pursuant to Rule 16b-3 or Section 162(m). No amendment, modification or termination may be adopted without the written agreement of Mr. Melrose if such amendment, modification or termination would adversely affect his rights. Subject to the foregoing and the requirements of Section 162(m), the Board may, in accordance with the recommendation of the Committee and without further action on the part of stockholders of the Company or the consent of Mr. Melrose, amend the Plan to preserve the employer deduction under Section 162(m).

14. GOVERNING LAW. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

15. SUCCESSORS. Except as otherwise provided in this Plan, this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and Mr. Melrose, his beneficiaries, heirs, executors, administrators and legal representatives.


kdmsucc.pln

THE TORO COMPANY
8111 LYNDALE AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55420

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints K.B. Melrose and J.L. McIntyre, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of The Toro Company, to be held in the corporate offices of The Toro Company, 8111 Lyndale Avenue South, Bloomington, Minnesota on the 15th day of December, 1994 at 3:00 p.m. C.S.T. and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned may be entitled to vote at said meeting as directed below with respect to the proposals as set forth in the Proxy Statement, and in their discretion upon any other matters that may properly come before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS EXCEPT THAT SHARES HELD IN EMPLOYEE BENEFIT PLANS FOR WHICH A PROXY IS NOT RECEIVED WILL BE VOTED BY THE TRUSTEE IN THE SAME PROPORTION AS VOTES ACTUALLY CAST BY PLAN PARTICIPANTS. THE TABULATOR CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD.

SEE REVERSE SIDE

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

1. Election of Directors
   / / FOR all nominees listed below            / / WITHHOLD AUTHORITY
        (except as marked to the contrary below)
       William W. George   Robert H. Nassau

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL
     NOMINEES, STRIKE A LINE THROUGH THE NOMINEE'S NAME).

2. Approval of CEO Succession Incentive Plan
   FOR  / /   AGAINST  / /   ABSTAIN / /

3. Approval of Selection of Independent Auditors
   FOR / /    AGAINST  / /   ABSTAIN / /

4. To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.


- - ----------------------------------------
- - ----------------------------------------
SIGNATURE(S)                        DATE

This Proxy Card Must be Signed
Exactly as Name Appears Hereon

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

THE TORO COMPANY
8111 LYNDALE AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55420

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints K.B. Melrose and J.L. McIntyre, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of The Toro Company, to be held in the corporate offices of The Toro Company, 8111 Lyndale Avenue South, Bloomington, Minnesota on the 15th day of December, 1994 at 3:00 p.m. C.S.T. and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned may be entitled to vote at said meeting as directed below with respect to the proposals as set forth in the Proxy Statement, and in their discretion upon any other matters that may properly come before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS EXCEPT THAT SHARES HELD IN EMPLOYEE BENEFIT PLANS FOR WHICH A PROXY IS NOT RECEIVED WILL BE VOTED BY THE TRUSTEE IN THE SAME PROPORTION AS VOTES ACTUALLY CAST BY PLAN PARTICIPANTS. THE TABULATOR CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD.

SEE REVERSE SIDE

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

1. Election of Directors
   / / FOR all nominees listed below            / / WITHHOLD AUTHORITY
        (except as marked to the contrary below)
       William W. George   Robert H. Nassau

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES, STRIKE A LINE THROUGH THE NOMINEE'S NAME).

2. Approval of CEO Succession Incentive Plan
   FOR  / /   AGAINST / /    ABSTAIN  / /

3. Approval of Selection of Independent Auditors
   FOR / /    AGAINST / /    ABSTAIN  / /

4. To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

ESOP
MATCHING STOCK
REGISTERED STOCK

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SIGNATURE(S)                        DATE

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Exactly as Name Appears Hereon

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partnership name by authorized person.

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